Exhibit 99.1

The Trade Desk Reports First Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--May 9, 2019--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its first quarter ended March 31, 2019.

“Thanks to our innovative platform and our commitment to objectivity and transparency in digital advertising, we delivered outstanding performance in the first quarter, again surpassing our expectations. We continued to add new advertisers and agencies to our platform and existing customers increased their spend. In Q1, we continued to develop closer relationships with the biggest brands in the world. Over half of the companies in the S&P 500 have run campaigns on our platform. We are executing well. For the quarter, revenue was $121 million, up 41% from a year ago and adjusted EBITDA increased to a Q1 record of $24.7 million,” said Founder and CEO of The Trade Desk, Jeff Green. “Spend growth came in channels key to our business such as Mobile, Video, Connected TV, and Audio. Data spend again grew about 2x our business. We continued to invest in technology infrastructure, product development, and international expansion. These areas of investment are critical to gaining additional market share.”

First Quarter 2019 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended March 31, 2019 and 2018 ($ in millions, except per share amounts):

	Three Months Ended
	March 31,
	2019	2018
GAAP Results
Revenue	$121.0	$85.7
Increase in revenue year over year	41%	61%
Net Income	$10.2	$9.1
Diluted EPS	$0.21	$0.20

Non-GAAP Results
Adjusted EBITDA	$24.7	$18.9
Adjusted EBITDA Margin	20%	22%
Non-GAAP Net Income	$23.1	$15.3
Non-GAAP Diluted EPS	$0.49	$0.34

First Quarter and Recent Business Highlights Include:

  Continued Omnichannel Spend Growth: Omnichannel solutions remain a strategic focus for The Trade Desk, as the industry continues shifting toward transparency and programmatic buying. Specific channel highlights include:
    Total Mobile (in-app, video, and web) was 45% of gross spend for the quarter, highlighting the growing scale and importance of this channel to advertisers
    Mobile Video spend grew about 60% from Q12018 to Q12019
    Mobile In-App spend grew about 60% from Q12018 to Q12019
  Newer Channels Delivering Strong Spend Growth: Two of our newest and most promising channels, Connected TV and audio, grew multiples faster than The Trade Desk’s larger and more mature channels:
    Connected TV spend grew over 3x from Q12018 to Q12019
    Audio spend grew over 270% from Q12018 to Q12019
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 21 quarters.
  Officially Launched a Programmatic Ad Buying Platform in China: Programmatic offering allows marketers ability to reach millions of connected consumers in China by providing:
    The ability to use their first-party data with The Trade Desk’s trusted platform.
    Partnerships with China’s premium media companies, including Baidu Exchange Services, iQIYI, Tencent Marketing Solution, and Youku.
    Integrations with leading data, brand safety, and anti-fraud partners to ensure their campaigns reach scale and performance.
  New Products and Features: During the quarter, The Trade Desk released many new product features and enhancements to its platform, including:
    Integration with On-Target Percentage (OTP) metrics in the Connected TV environment on Campaign and Ad Group dashboards, bringing valuable insights front and center when optimizing to an OTP goal.
    Updates to Audience Predictor which enhance lookalike modeling tools to find and target undiscovered audiences based upon first-party data. Recent improvements include improved sampling rates, faster audience creations, inclusion of CPM segments, percent-of-media segments, and the ability to exclude audiences.
  Industry Awards: The Trade Desk won for Best Demand-Side Technology in the inaugural AdExchanger Awards and was named Best Demand Side Platform at the ClickZ Marketing Technology Awards 2019. The Trade Desk was also ranked #2 on the 2019 Best Workplaces in Technology (small and medium companies) by Fortune.

Second Quarter and Revised Full Year 2019 Outlook:

Mr. Green added: “In 2019, we are off to a great start. The biggest brands in the world continue to shift their advertising spending to programmatic through our platform. As a result, we are raising our 2019 revenue guidance to be at least $645 million. At the same time, we are continuing to make large investments in areas critical to our future. We now expect our adjusted EBITDA to be $188.5 million for 2019. The secular tailwind of programmatic is strong. Our focus is on gaining share and revenue growth, as this will ultimately maximize profitability over the long-term.”

The Trade Desk is providing its financial targets for the second quarter of 2019 and revised targets for its fiscal year 2019. The Company’s financial targets are as follows:

Second Quarter 2019:

  Revenue of $154 million
  Adjusted EBITDA of $46 million

Full Year 2019

  Revenue of at least $645 million, revised from $637 million
  Adjusted EBITDA of $188.5 million or about 29% of revenue, revised from $182 million

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Consolidated Statements of Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net and provision for (benefit from) income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

First Quarter Financial Results Webcast and Conference Call Details

  When: May 9, 2019 at 5:00 A.M. Pacific Time (8:00 A.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782. For callers outside the United States, please dial 1-201-689-8567. Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 47139). Outside the United States, please dial 1-919-882-2331 (replay code: 47139). The audio replay will be available via telephone until May 16, 2019.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$120,987	$85,668
Operating expenses:
Platform operations	33,651	22,897
Sales and marketing	22,737	16,030
Technology and development	25,312	17,701
General and administrative	33,617	19,110
Total operating expenses	115,317	75,738
Income from operations	5,670	9,930
Total other expense, net	333	700
Income before income taxes	5,337	9,230
Provision for (benefit from) income taxes	(4,814)	160
Net income	$10,151	$9,070
Earnings per share:
Basic	$0.23	$0.22
Diluted	$0.21	$0.20
Weighted average shares outstanding:
Basic	43,906	41,629
Diluted	47,314	44,543

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Platform operations	$1,056	$796
Sales and marketing	3,227	1,965
Technology and development	4,936	2,358
General and administrative	6,650	2,164
Total	$15,869	$7,283

THE TRADE DESK, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$143,841	$207,232
Short-term investments	74,101	—
Accounts receivable, net	707,740	834,764
Prepaid expenses and other current assets	18,927	14,527
Total current assets	944,609	1,056,523
Property and equipment, net	36,120	33,046
Operating lease assets	73,508	—
Deferred income taxes	8,460	8,460
Other assets, non-current	19,680	19,843
Total assets	$1,082,377	$1,117,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$529,594	$669,147
Accrued expenses and other current liabilities	39,218	44,844
Operating lease liabilities	14,448	—
Total current liabilities	583,260	713,991
Operating lease liabilities, non-current	65,168	—
Other liabilities, non-current	4,551	9,314
Total liabilities	652,979	723,305

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	295,127	270,447
Retained earnings	134,271	124,120
Total stockholders' equity	429,398	394,567
Total liabilities and stockholders' equity	$1,082,377	$1,117,872

THE TRADE DESK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
OPERATING ACTIVITIES:
Net income	$10,151	$9,070
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,456	2,251
Stock-based compensation	15,869	7,283
Noncash lease expense	4,421	—
Other	603	359
Changes in operating assets and liabilities:
Accounts receivable	127,232	42,387
Prepaid expenses and other assets	(6,580)	(775)
Accounts payable	(138,886)	(49,698)
Accrued expenses and other liabilities	(4,489)	930
Operating lease liabilities	(3,066)	—
Net cash provided by operating activities	9,711	11,807
INVESTING ACTIVITIES:
Purchases of property and equipment	(6,085)	(1,798)
Capitalized software development costs	(1,417)	(858)
Purchases of investments	(73,950)	—
Net cash used in investing activities	(81,452)	(2,656)
FINANCING ACTIVITIES:
Repayment on line of credit	—	(27,000)
Payment of debt financing costs	(6)	—
Proceeds from exercise of stock options	9,502	1,212
Taxes paid related to net settlement of restricted stock awards	(1,146)	(361)
Net cash provided by (used in) financing activities	8,350	(26,149)
Decrease in cash and cash equivalents	(63,391)	(16,998)
Cash and cash equivalents—Beginning of period	207,232	155,950
Cash and cash equivalents—End of period	$143,841	$138,952

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended
	March 31,
	2019	2018

Net income	$10,151	$9,070
Add back:
Depreciation and amortization expense	4,456	2,251
Stock-based compensation expense	15,869	7,283
Interest expense (income), net	(997)	156
Provision for (benefit from) income taxes	(4,814)	160
Adjusted EBITDA	$24,665	$18,920

	Three Months Ended
	March 31,
	2019	2018
GAAP net income	$10,151	$9,070
Add back (deduct):
Stock-based compensation expense	15,869	7,283
Adjustment for income taxes	(2,917)	(1,026)
Non-GAAP net income	$23,103	$15,327

GAAP diluted EPS	$0.21	$0.20
Non-GAAP diluted EPS	$0.49	$0.34

Weighted average shares outstanding—diluted	47,314	44,543

CONTACT:
Investors
Chris Toth
Vice President Investor Relations, The Trade Desk
ir@thetradedesk.com
310-334-9183

Media
Ian Colley
Vice President Public Relations, The Trade Desk
ian.colley@thetradedesk.com
914-434-3043